Exhibit 99.1

MEDIA RELEASE	FOR IMMEDIATE RELEASE – April 7, 2020

Contact:

Aaron Wilkins

Chief Financial Officer

Northwest Pipe Company
360-397-6294 • awilkins@nwpipe.com

Northwest Pipe Company Ordered to Temporarily Close Plant Operations in Mexico

U.S. based plants continue to operate

VANCOUVER, Washington: Northwest Pipe Company (Nasdaq: NWPX), an industry leader of engineered pipeline systems for water infrastructure, announced it has been ordered to close its water infrastructure manufacturing facility in San Luis Rio Colorado (“SLRC”), Mexico, through April 30, 2020 as a result of mandates made by Mexican authorities that companies that do not carry out essential activities must suspend business operations in order to combat and eradicate the existence and transmission of coronavirus disease 2019.

A United States government agency is administering the construction of a major water infrastructure project that relies on steel pressure pipe being produced at the SLRC plant. The Company is currently working with that agency to make appeals to State and Federal authorities in Mexico to ensure they consider the importance of this project. The Company’s goal is to convince the Mexican authorities that the Company’s manufacturing is essential.

“The safety of all our employees has always been our first priority. We are also very aware of our responsibility to provide critical water transmission systems and are disappointed in the Mexican government’s stance on the essential nature of our business,” said Scott Montross, President and CEO of Northwest Pipe Company. “We hope that our efforts to convey the critical role that our SLRC facility plays will become apparent to the Mexican government and look forward to re-opening the facility as soon as possible. In the meantime, we are fortunate to have other production locations that can be deployed as necessary to satisfy future orders while production is disrupted at SLRC. The Company intends to continue to operate our plants in the United States that are producing critical water infrastructure products.”

About Northwest Pipe Company – Founded in 1966, Northwest Pipe Company is the largest manufacturer of engineered steel water pipeline systems in North America. The Company produces high-quality engineered steel water pipe, bar-wrapped concrete cylinder pipe, Permalok® steel casing pipe, precast and reinforced concrete products through Geneva Pipe and Precast, as well as custom linings, coatings, joints, and one of the largest offerings of fittings and specialized components in North America. Northwest Pipe Company provides solution-based products for a wide range of markets including water transmission and infrastructure, water and wastewater plant piping, trenchless technology, and piping rehabilitation. Strategically positioned to meet growing water and wastewater infrastructure needs, the Company is headquartered in Vancouver, Washington, and has manufacturing facilities across North America. Please visit www.nwpipe.com for more information.

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Forward-Looking Statements – Statements in this press release by Scott Montross are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, price and volume of imported product, excess or shortage of production capacity, international trade policy and regulations, changes in tariffs and duties imposed on imports and exports and related impacts on the Company, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its business, the Company’s ability to effectively integrate Geneva and other acquisitions into its business and operations and achieve significant administrative and operational cost synergies and accretion to financial results, the impacts of recent U.S. tax reform legislation on our results of operations, the adequacy of the Company’s insurance coverage, operating problems at the Company’s manufacturing operations including fires, explosions, inclement weather, natural disasters, and the impact of pandemics, epidemics or other public health emergencies, such as the recent outbreak of coronavirus disease 2019 and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

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